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                                  EXHIBIT 10.2
                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                         AMENDMENT TO CREDIT AGREEMENT

Information Resources, Inc.
150 North Clinton Street
Chicago, IL 60606

Gentlemen:

     We refer to the Credit Agreement dated as of November 3, 1994, as amended, between you (the "Borrower") and us (the "Banks") (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Borrower has notified the Banks that the Borrower intends to sell its EXPRESS technology and certain related assets of the Borrower to Oracle Corporation for a purchase price of approximately $100,000,000, all as more fully set forth in the Borrower's June 12, 1995 press release regarding the sale heretofore furnished to the Banks (the "Oracle Sale"). Pursuant to Section
11.13 of the Credit Agreement, the Borrower has requested that the Required Banks waive Section 7.15 of the Credit Agreement to permit the Oracle Sale. To induce the Required Banks to waive Section 7.15 of the Credit Agreement to permit the Oracle Sale, the Borrower hereby agrees that (i) upon the occurrence of the Oracle Sale, all Loans outstanding under the Credit Agreement shall be repaid within two Business Days of the Oracle Sale together with any amounts due the Banks under Section 1.11 of the Credit Agreement, (ii) following the Oracle Sale, the Borrower and the Banks agree to negotiate in good faith to reestablish financial covenants applicable to the Borrower and its Subsidiaries pursuant to such financial covenants and established at such amounts and ratios are acceptable to the Borrower and all of the Banks, (iii) upon the occurrence of the Oracle Sale and thereafter prior to the establishment of amended financial covenants pursuant to clause (ii) above, the Borrower agrees that it will not request any new Loans or request any new Letters of Credit under the Credit Agreement and (iv) if the Borrower and all of the Banks fail to establish mutually agreeable financial covenants pursuant to clause (ii) above on or before 60 days after the occurrence of the Oracle Sale, the Borrower hereby agrees that the Commitments shall terminate on the date occurring 60 days after the occurrence of the Oracle Sale, and all Obligations owing under the Credit Agreement and the other Loan Documents shall then be paid and satisfied in full. Nothing herein contained shall prohibit the Borrower from terminating the Commitments pursuant to Section 1.12 of the Credit Agreement.

     By signing in the space provided for that purpose below, the Required Banks hereby agree to waive Section 7.15 to permit the Oracle Sale, provided that (a) the Oracle Sale occur on or before December 31, 1995, and (b) this waiver shall be subject to each of the conditions set forth in clauses (i) through (iv) above, it being understood and agreed by the Borrower that its promises set forth in clauses (i) through (iv) above have been relied on by the Banks in agreeing to the waiver set forth herein.
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     Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This waiver letter may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

     Dated this 14th day of July 1995.

HARRIS TRUST AND SAVINGS BANK,    COMERICA BANK - ILLINOIS
 individually and as Agent



By:       /s/  Richard H. Robb    By:        /s/  Harve C. Light
          --------------------            -------------------------
Name:     Richard H. Robb         Name:   Harve C. Light
Title:    Vice President          Title:  Corporate Banking Officer


NBD BANK, NATIONAL ASSOCIATION    THE SAKURA BANK, LIMITED


By:       /s/  Art Littlefield    By:       /s/  Hajima Miyagi
          --------------------            ----------------------
Name:     Art Littlefield         Name:   Hajima Miyagi
Title:    --------------------    Title:  Deputy General Manager

MERCANTILE BANK OF ST. LOUIS
NATIONAL ASSOCIATION



By:     /s/  David Bensinger
        ---------------------------
Name:   David Bensinger
Title:  Vice President

        Accepted and agreed to as of the date last above written.

                                    INFORMATION RESOURCES, INC.


                                    By:     /s/  Edward S. Berger
                                            ---------------------------
                                    Name:   Edward S. Berger
                                    Title:  Vice President